As filed with the Securities and Exchange Commission on August 9, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1641815 (I.R.S. Employer Identification No.)

151 East Cliff Road, Suite 10
Burnsville, MN 55337
Telephone: (952) 707-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Ties, Chief Financial Officer
XATA Corporation
151 East Cliff Road, Suite 10
Burnsville, MN 55337
Telephone: (952) 707-5600 Telefax: (952) 894-2463
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael K. Coddington
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Telephone: (612) 766-7328

     Approximate date of commencement of proposed sale to the public: From time to time, or at one time, after the effective date of this Registration Statement.
     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
Title of Each Class of Securities	Amount to be	Maximum Price	Aggregate	Amount of
to be Registered	Registered (3)	per Share (4)	Offering Price (4)	Registration Fee
Common Stock, par value $0.01 per share (1)	1,566,580 shares	$3.34	$5,232,378	$161
Common Stock, par value $0.01 per share (2)	469,974 shares	$3.34	$1,569,714	$49

(1)	Issuable upon conversion of Series D Preferred Stock.

(2)	Issuable upon exercise of warrants issued to the holders of the Series D Preferred Stock.

(3)	Consists of shares of common stock issued or issuable upon the conversion of convertible preferred stock and upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers shares of common stock which may be issued pursuant to the operation of certain anti-dilution provisions of the preferred stock and warrants.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low sales prices of the registrant’s common stock on the Nasdaq Capital Market on August 6, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 9, 2007
XATA CORPORATION
2,036,554 SHARES OF COMMON STOCK

     This prospectus relates to 2,036,554 shares of our common stock, which may be issued upon exercise of convertible preferred stock and related warrants. Such common stock may be sold from time to time by the selling shareholders named herein.
     All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling shareholders. We will not receive any proceeds from the sale of these shares.
     Our common stock trades on the Nasdaq Capital Market under the symbol “XATA.” On August 8, 2007, the closing price of our common stock was $3.43 per share.
     Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future and may be identified by the use of words (or the negative thereof) such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and other words of similar import. These words indicate “forward-looking statements” and are thus prospective. These statements reflect our current expectations regarding, among other things, (i) our future profitability and liquidity, (ii) the benefits to be derived from business strategy and (iii) other future developments in our business or the industry in which we operate.
     Forward-looking statements may also be found in the information incorporated by reference under the heading “Incorporation by Reference,” and may include statements relating to:
•	our business development activities;

•	sales and marketing efforts;

•	the status of material contractual arrangements including the negotiation or re-negotiation of such arrangements;

•	future capital expenditures;

•	the effects of regulation and competition on our business and future operating performance; and

•	the costs, timing, results, benefits and risks associated with our research, development, and commercialization of new products.
     Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those possible results discussed in the forward-looking statements as a result of various factors. Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to invest in shares of common stock you should be aware that various risks, which are described under the heading “Risk Factors” below and under the heading “Investment Consideration and Risk Factors” in Part I, Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 (as amended by Amendment No.1 and Amendment No. 2 on Form 10-KSB/A, and as amended, modified or supplemented in any future filing with the SEC), could cause our actual results to differ from what we have stated in any forward-looking statements.

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SUMMARY
     The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read this entire prospectus, including the information set forth under the heading “Risk Factors” and the financial data and related notes included or incorporated by reference herein, before making an investment decision.
XATA Corporation
     XATA Corporation, or XATA or the Company, is a provider of fleet management solutions to the truck transportation industry. Our innovative technologies and value-added services enable customers to optimize the utilization of their assets and enhance the productivity of fleet operations across the entire supply chain, resulting in decreased costs, improved customer service and overall business productivity.
     Our product offerings consist of OpCenter, our comprehensive Windows-based fleet management system, and XATANET, our Web-based fleet management system. Our products perform the following functions to enable fleet operators to control costs and maximize vehicle and driver performance:
•	Mobile two-way messaging and real-time vehicle location.

•	Automation of DOT driver log requirements and state fuel tax reporting.

•	Comprehensive vehicle and driver performance reporting.

•	Efficient routing, trip optimization and stop activity scheduling.

•	Diagnostic and accident data capture.
     These systems integrate data generated within the truck as well as data received via GPS (Global Positioning System) into either a Windows- or Web-based user interface, enabling fleet managers to measure fleet performance, resolve exception conditions, monitor ongoing operations and perform detailed analysis.
     We are incorporated under the laws of the State of Minnesota and our principal executive offices are currently located at 151 East Cliff Road, Suite 10, Burnsville, MN 55337. We expect to move our principal executive offices to 965 Prairie Center Drive, Eden Prairie, Minnesota 55345 in the fourth calendar quarter of 2007. Our telephone number is (952) 707-5600, our fax number is (952) 894-2463, and our website is www.xata.com.
The Offering
     Under this prospectus, the selling shareholders may, from time to time, sell shares of our common stock in one or more offerings. See “Plan of Distribution” below.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained or incorporated by reference in this prospectus, including the statements under the heading “Investment Considerations and Risk Factors” in our annual report on Form 10-KSB for the fiscal year ended September 30, 2006 (as amended, modified or supplemented in any future filing with the SEC), before making your decision to invest in shares of our common stock.
The price of our common stock has been volatile and could continue to fluctuate in the future.
     During the first three quarters of fiscal 2007, the closing price of our common stock on the Nasdaq Capital Market ranged from $3.79 to $5.50 per share. Our closing sale price on August 7, 2007 was $3.49 per share. Our stock price may fluctuate in response to a number of events and factors, including but not limited to variations in operating results, litigation or governmental proceedings, market perceptions of our financial reporting, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.
We may issue additional stock without shareholder consent.
     We have authorized 25,000,000 shares of common stock, of which 8,516,130 shares were issued and outstanding as of August 2, 2007. The Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. Additional shares may be issued in connection with future financing, acquisitions, employee stock plans, or otherwise. Any such issuance will dilute the percentage ownership of existing shareholders. We are also currently authorized to issue up to 10,000,000 shares of preferred stock. As of August 2, 2007, 1,851,025 shares of Series B Preferred Stock, 1,269,036 shares of Series C Preferred Stock and 1,566,580 shares of Series D Preferred Stock were issued and outstanding. Under our articles of incorporation, the Board of Directors can issue additional preferred stock in one or more series and fix the terms of such stock without shareholder approval. Preferred stock may include the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of preferred stock could adversely affect the rights of the holders of common stock and reduce the value of the common stock. In addition, specific rights granted to holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party.
John Deere Special Technologies Group and Trident Capital, who are represented on our Board of Directors, individually and together own enough stock to exert significant influence over XATA.
     As of August 2, 2007, John Deere Special Technologies Group, Inc., or JDSTG, a subsidiary of Deere & Company, owned approximately 16.92% and Trident Capital, Inc., or Trident, beneficially owned approximately 42.84% of our common stock on an as-converted basis. In addition, JDSTG is entitled to name up to three representatives to our Board of Directors and Trident is entitled to name up to two representatives. Trident is entitled to vote its Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as if converted to common stock and to vote as a separate class (to the exclusion of the holders of common stock) on the election of its two director nominees. Both JDSTG and Trident benefit from certain restrictive covenants of XATA in connection with their equity investments in the Company. The combination of stock ownership and Board of Director representation enables these shareholders, both individually and together, to exercise significant influence over the Company.
Future sale of shares of our common stock in the public market could depress our stock price and make it difficult for you to recover the full value of your investment.
     We cannot predict the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock prevailing from time to time. If our existing shareholders sell substantial amounts of our common stock in the public market following this offering or if there is a perception that these sales may occur, the market price of our common stock could decline.
The selling shareholders could sell large blocks of securities under this and our other registration statements, which could cause the price of our common stock to decline.
     Upon the effectiveness of this registration statement, the selling shareholders may sell their securities in the public market through any means described in the section hereof entitled “Plan of Distribution.” Sales of substantial amounts of our common stock, whether under this or another registration statement, or the perception that those sales could occur may adversely affect the market price of our common stock.
Several provisions of Minnesota corporate law could discourage, delay or prevent a merger or acquisition, even in situations that may be viewed as desirable by our shareholders.

     The Minnesota Business Corporation Act provides Minnesota corporations with anti-takeover protections. These protective provisions could delay or prevent a change in control of our company by, for example, requiring shareholder approval of significant acquisitions of our voting stock. These provisions operate even when many shareholders may think a takeover would be in their best interests.
USE OF PROCEEDS
     We will not receive any proceeds from the sale of shares of common stock offered pursuant to this prospectus by the selling shareholders. However, we may receive proceeds upon the cash exercise of the warrants to purchase the common stock that may be offered pursuant to this prospectus.
SELLING SHAREHOLDERS
     The shares of common stock being offered by the selling shareholders represent shares that are issuable upon conversion of preferred stock and exercise of warrants. We are registering the shares so that the selling shareholders may offer the shares for resale from time to time.
     The selling shareholders acquired the convertible preferred stock and warrants in June 2007 in a negotiated private placement of such securities. The selling shareholders first acquired XATA securities in December 2003 with an investment in our Series B Preferred Stock, and subsequently acquired additional XATA securities in September 2005 with an investment in our Series C Preferred Stock. In connection with their initial investment, the selling shareholders obtained the right to appoint two persons to our Board of Directors. They currently have one representative on our Board, Mr. Christopher P. Marshall, and retain the right to appoint a second representative.
     Each of the selling shareholders is managed by Trident Capital Management-V, LLC, a Delaware LLC whose designated representative on XATA’s board of directors is Mr. Marshall, a managing director of Trident Capital Management-V, LLC. Mr. Marshall and the other managing directors (Donald R. Dixon, Bonnie N. Kennedy, Venetia Kontogouris, Robert C. McCormack, Sr., Peter T. Meekin and John H. Moragne) exercise shared voting and investment direction over the XATA securities owned by the selling shareholders. Neither Mr. Marshall nor any of the selling shareholders is a registered broker dealer, and none of them is affiliated by ownership or control with a registered broker dealer.
     The table below lists the selling shareholders and other information regarding the beneficial ownership of the common stock by each of the selling shareholders. The second column lists, for each selling shareholder, the number of shares of common stock held by such shareholder or issuable (pursuant to convertible securities, options or warrants) to such security holder within 60 days of August 2, 2006. The fourth column lists the shares that may be offered by each selling shareholder pursuant to this prospectus. The selling shareholders may sell all, some, or none of their shares in this offering. The sixth column shows the ownership of each selling shareholder after the sale of all shares that may be offered by such shareholder pursuant to this prospectus. See “Plan of Distribution.”

	Shares Beneficially					Shares Beneficially
	Owned Prior to the			Shares		Owned After
Name and Address(1)	Offering			Being		Offering
of Selling Shareholder	Shares		Percent	Offered		Shares		Percent
Trident Capital Fund-V, L.P.	5,360,134	(2)	38.76	1,824,420	(3)	3,535,714	(4)	25.56

Trident Capital Fund-V Affiliates Fund, L.P.	31,126	(2)	*	10,603	(3)	20,523	(4)	*

Trident Capital Fund-V Affiliates Fund (Q), L.P.	29,699	(2)	*	10,118	(3)	19,581	(4)	*

Trident Capital Fund-V Principals Fund, L.P.	155,008	(2)	1.22	52,806	(3)	102,202	(4)	*

Trident Capital Parallel Fund-V, C.V.	406,874	(2)	3.19	138,607	(3)	268,267	(4)	2.10

*	Less than 1%.

(1)	The address of all Trident entities is c/o Trident Capital, Inc., 505 Hamilton Avenue, Suite 200, Palo Alto, CA 94301.

(2)	Consists of shares of common stock issuable upon conversion of preferred stock and upon exercise of warrants as follows:

	Series B		Series C		Series D
	Convertible	Common	Convertible	Common	Convertible	Common
	Preferred	Stock	Preferred	Stock	Preferred	Stock
	Stock	Warrants	Stock	Warrants	Stock	Warrants
Trident Capital Fund-V, L.P.	1,658,217	404,709	1,136,849	335,939	1,403,400	421,020

Trident Capital Fund-V Affiliates Fund, L.P.	9,637	2,326	6,607	1,953	8,156	2,447

Trident Capital Fund-V Affiliates Fund (Q), L.P.	9,195	2,218	6,305	1,863	7,783	2,335

Trident Capital Fund-V Principals Fund, L.P.	47,995	11,579	32,905	9,723	40,620	12,186

Trident Capital Parallel Fund-V, C.V.	125,981	30,394	86,370	25,522	106,621	31,986

(3)	Consists of common stock issuable upon conversion of Series D Convertible Preferred Stock and exercise of related warrants.

(4)	Consists of common stock to be issued upon conversion of Series B Preferred Stock and exercise of related warrants, and upon conversion of Series C Preferred Stock and exercise of related warrants. Does not include shares (if any) to be issued upon conversion of Series B Preferred Stock which may be issued (at the election of the holder) in payment of dividends in lieu of cash.
PLAN OF DISTRIBUTION
     We are registering shares of common stock issuable upon conversion of preferred stock and exercise of warrants to permit the resale of the shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of common stock offered pursuant to this prospectus by the selling shareholders. However, we may receive proceeds upon the cash exercise of the warrants to purchase the common stock that may be offered pursuant to this prospectus. We will bear all fees and expenses incident to the registration of the shares of common stock.
     The selling shareholders have advised us that there are presently no underwriting arrangements with respect to the sale of the shares; however, such arrangements may exist in the future. The selling shareholders, or their pledges, donees, transfers or other successors in interest, may choose to sell all or a portion of their common stock from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
(1)	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

(2)	in the over-the-counter market,

(3)	in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

(4)	through the writing of options, whether such options are listed on an options exchange or otherwise, or

(5)	by any other legally available means.

     If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to this registration statement, of which this prospectus forms a part.
     The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock estimated to be approximately $81,210 in total, including, without limitation, Securities and Exchange Commission filing fees, expenses of compliance with state securities or “blue sky” laws and transfer agent fees relating to sales pursuant to this prospectus; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any.
     Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
     The validity of shares of common stock will be passed upon for us by Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402-3901.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2006 have been so incorporated in reliance on the report of Grant Thornton LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.
MATERIAL CHANGES
     There have been no material changes in the financial condition of the Company since its Report on Form 10-Q for the fiscal quarter ended June 30, 2007.

INDEMNIFICATION AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     XATA’s amended and restated articles of incorporation (the “Articles”), limit personal liability for breach of the fiduciary duty of its directors, to the fullest extent provided by the Minnesota Business Corporation Act. The Articles eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to XATA, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability occurring prior to the date such provision was added. Any amendment to or repeal of these provisions will not be applied retroactively to adversely affect any right or protection of a director with respect to any acts or omissions occurring prior to the amendment or repeal.
     The Minnesota Business Corporation Act and XATA’s bylaws provide that officers and directors of XATA have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this offering. However, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Act and is therefore unenforceable.
     In addition, we have entered into indemnification agreements with investment funds associated with Trident Capital, Inc., collectively, Trident Capital, which funds are selling shareholders in this offering, and the person designated as a director of the Company by Trident Capital. These indemnification agreements are intended to hold them harmless from liability they may incur as a “controlling person,” in the case of Trident Capital, and as a director, with respect to the individual appointee. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Part II, Item 15 of the registration statement of which this prospectus is a part, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
CHANGE OF CONTROL
     Section 302A.671 of the Minnesota Business Corporation Act (the “Minnesota Act”) applies, with certain exceptions, to any acquisition of voting stock of XATA, including the receipt of a proxy, from a person other than XATA, and other than in connection with certain mergers and exchanges to which XATA is a party, that results in the beneficial ownership by the acquiring party of 20% or more of the Company’s voting stock then outstanding. Under Section 302A.671 any such acquisition must be approved by a majority vote of XATA’s shareholders. In general, in the absence of such approval, shares exceeding the threshold are denied voting rights and may be redeemed by XATA at their then fair market value within 30 days after the acquiring person fails to give a timely information statement to the Company or after the date that shareholders vote not to grant voting rights to the acquiring person’s shares.
     Section 302A.673 of the Minnesota Act generally prohibits any business combination by a Minnesota company with any shareholder that purchases 10% or more of the company’s voting shares (an “interested shareholder”) within four years following the interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the company before the share acquisition.
     These statutory provisions could delay or prevent a change in control of XATA.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission. You may read, or copy, any document we file at the public reference room maintained by the Commission at 100 First Street NE, Washington, DC 20549. Copies of this information can be obtained by mail from the Commission’s Public Reference Branch at 100 First Street NE, Washington, DC 20549. In addition, our filings with the Commission are also available to the public on the Commission’s internet website at http://www.sec.gov.

     We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement.
     The registration statement, together with its exhibits and schedules, which we filed with the Commission, may also be reviewed and copied at the public reference facilities of the Commission located at the addresses set forth above. Please call the Commission at 1-800-SEC-0330 for further information on its public reference facilities.
INCORPORATION BY REFERENCE
     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, which we have filed with the SEC, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of such registration statement and after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold:
•	Our latest Annual Report on Form 10-KSB, as amended by Amendment No. 1 and Amendment No. 2 thereto on Form 10-KSB/A, for the fiscal year ended September 30, 2006;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007, and June 30, 2007;

•	Our Current Reports on Form 8-K filed October 4, 2006, January 8, 2007, June 22, 2007 and July 12, 2007.

•	The description of our common stock, which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, as declared effective by the SEC on December 20, 1995, and any description of any of our securities which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
Mark E. Ties
Chief Financial Officer
XATA Corporation
151 East Cliff Road, Suite 10
Burnsville, MN 55337
Telephone: (952) 707-5600
     You should rely only on the information incorporated by reference or presented in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14: Other Expenses of Issuance and Distribution
     The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the distribution of the common stock being registered. All costs and expenses set forth below shall be borne by us. The selling shareholders will pay their own underwriting discounts and commissions, if any.

Amount
Item	to be Paid
SEC registration fee	$210
Legal fees and expenses	$80,000
Accounting fees and expenses	$1,000

Total	$81,210

Item 15: Indemnification of Directors and Officers
     Section 302A.521, subd. 2, of the Minnesota Statutes requires that we indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines, (ii) acted in good faith, (iii) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the company, or, in the case of performance by a director, officer or employee of the company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company. In addition, Section 302A.521, subd. 3, requires payment by us, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. Our bylaws provide for such indemnification to the maximum extent permitted by Minnesota Statutes.
     In addition, we have entered into indemnification agreements with investment funds associated with Trident Capital, Inc., collectively, Trident Capital, which funds are selling shareholders in this offering, and the person designated as director of the Company by Trident Capital which is intended to hold them harmless from liability they may incur as a “controlling person,” in the case of Trident Capital, and as a director, with respect to the individual appointee.
Item 16: Exhibits

Exhibit No.	Description of Document

3.1	Restated Articles of Incorporation, as amended (1)

3.2	Amended and Restated Bylaws, effective February 26, 2002 (2)

4.1	Form of certificate representing the Common Stock (3)

4.2	Certificate of Designation of Preferences of Series B Preferred Stock (4)

4.3	Certificate of Designation of Preferences of Series C Preferred Stock (5)

4.4	Certificate of Designation of Preferences of Series D Preferred Stock (6)

4.5	Form of Warrant issued to investors in Series D Preferred Stock (6)

4.6	Investor Rights Agreement dated as of June 19, 2007 (6)

4.7	Common Stock Warrant and Series B Preferred Stock Purchase Agreement (4)

4.8	Common Stock Warrant and Series C Preferred Stock Purchase Agreement (5)

4.9	Common Stock Warrant and Series D Preferred Stock Purchase Agreement (6)

Exhibit No.	Description of Document

5.1	Opinion of Faegre & Benson LLP*

9.1	Amended and Restated Voting Agreement (5)

10.1	Trident Investor Indemnification Agreement (4)

10.2	Trident Director Indemnification Agreement (4)

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5.1)*

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm*

24.1	Powers of attorney*

*	Filed herewith.

(1)	Incorporated by reference to exhibit filed as a part of Registration Statement on Form S-2 (Commission File No. 33-98932), and Exhibit 3.4 filed as part of Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

(2)	Incorporated by reference to exhibit filed as part of Report on Form 10-QSB for the fiscal quarter ended March 31, 2002.

(3)	Incorporated by reference to exhibit filed as a part of Registration Statement on Form S-2 (Commission File No. 33-98932).

(4)	Incorporated by reference to exhibit filed as part of Report on Form 8-K on December 9, 2003.

(5)	Incorporated by reference to exhibit filed as part of Report on Form 8-K on September 22, 2005.

(6)	Incorporated by reference to exhibit filed as part of Report on Form 8-K on June 22, 2007.
Item 17: Undertakings
          (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
               provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That for the purposes of determining liability under the Securities Act of 1933 to any purchaser:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first use after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          (6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to an meeting the requirements of Rule 14a-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2007.

XATA CORPORATION
By:	/s/ Mark E. Ties
	Name:	Mark E. Ties
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by each of the following persons in the capacities indicated on August 9, 2007.

Name		Title

/s/	*	Chief Executive Officer and Director

	John J. Coughlan	(Principal Executive Officer)

/s/	Mark E. Ties	Chief Financial Officer

	Mark E. Ties	(Principal Financial and Accounting Officer)

/s/	*	Director

Carl M. Fredericks

/s/	*	Director

Roger W. Kleppe

/s/	*	Director

Christopher P. Marshall

*	Mark E. Ties, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By	/s/ Mark E. Ties
Mark E. Ties
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Restated Articles of Incorporation, as amended (1)

3.2	Amended and Restated Bylaws, effective February 26, 2002 (2)

4.1	Form of certificate representing the Common Stock (3)

4.2	Certificate of Designation of Preferences of Series B Preferred Stock (4)

4.3	Certificate of Designation of Preferences of Series C Preferred Stock (5)

4.4	Certificate of Designation of Preferences of Series D Preferred Stock (6)

4.5	Form of Warrant issued to investors in Series D Preferred Stock (6)

4.6	Investor Rights Agreement dated as of June 19, 2007 (6)

4.7	Common Stock Warrant and Series B Preferred Stock Purchase Agreement (4)

4.8	Common Stock Warrant and Series C Preferred Stock Purchase Agreement (5)

4.9	Common Stock Warrant and Series D Preferred Stock Purchase Agreement (6)

5.1	Opinion of Faegre & Benson LLP*

9.1	Amended and Restated Voting Agreement (5)

10.1	Trident Investor Indemnification Agreement (4)

10.2	Trident Director Indemnification Agreement (4)

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5.1)*

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm*

24.1	Powers of attorney*

*	Filed herewith.

(1)	Incorporated by reference to exhibit filed as a part of Registration Statement on Form S-2 (Commission File No. 33- 98932), and Exhibit 3.4 filed as part of Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

(2)	Incorporated by reference to exhibit filed as part of Report on Form 10-QSB for the fiscal quarter ended March 31, 2002.

(3)	Incorporated by reference to exhibit filed as a part of Registration Statement on Form S-2 (Commission File No. 33- 98932).

(4)	Incorporated by reference to exhibit filed as part of Report on Form 8-K on December 9, 2003.

(5)	Incorporated by reference to exhibit filed as part of Report on Form 8-K on September 22, 2005.

(6)	Incorporated by reference to exhibit filed as part of Report on Form 8-K on June 22, 2007.